Exhibit 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

                         Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITE: www.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer Worldwide, Inc. Accelerates Business Model, Expanding The Brand In Colorado

Company deploys capital from the sale of Seattle location into a vibrant cannabis marketplace

DENVER (July 25, 2019) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWW) the premium marijuana brand and retail company, today announced that it is expanding the Diego Pellicer brand in Colorado.

Diego Pellicer Colorado, a DPWW branded operator, has acquired a dispensary located at 2057 S. Broadway, previously occupied by Colorado Wellness. With the legal change of ownership as well as approval by the City of Denver and the State of Colorado, the Diego Pellicer premium branding system is officially expanding to a second retail location in the state. To continue to serve its customers, the new location will remain open while under construction

“This is great news. We congratulate our Colorado operator on this win and are looking forward to working with them on this second location in Denver,” said Ron Throgmartin, chief executive officer, Diego Pellicer Worldwide, Inc. “Diego Pellicer elevates the cannabis shopping experience and this location is another opportunity to take the brand to a new level. Look for a more modern take on the Diego brand, more retail space, customer-service based technology and even a live viewing room for a boutique cultivation operation.”

A Thriving Cannabis Marketplace

In May 2019, Colorado Governor Polis signed into law House Bill 1090. It is generally referred to as the "Public Company" bill because it allows public companies to own Colorado marijuana licenses for the first time. This law goes into effect on November 1, 2019.

“For DPWW to grow, we need to pursue the next steps which are direct national cannabis ownership and operations, as well as branded cannabis products that will be available at company stores and beyond its branded retail locations,” said Throgmartin. “With House Bill 1090 in Colorado taking effect in November, the state has become an optimal location for our company to reinvigorate expansion and acquisition as it ties in with our corporate strategy.”

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Diego Pellicer Brand Expansion / Page Two

Elevating the Cannabis Experience

Whether a new customer or a cannabis connoisseur, Diego Pellicer elevates the cannabis shopping experience, ensuring that no matter the location customers can count on Diego Pellicer to deliver the same exceptional customer service, premium cannabis and competitive pricing. Diego Pellicer branded stores feature the finest products, concierge quality service in an approachable, world-class environment.

The store’s innovative, elegant design, spearheaded by world renowned architect Michael Rotondi and original Apple retail store creative team member Jill Savini, will include cutting edge technology that will cater to the most discerning tastes and those who are eager to discover cannabis.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and retail company. The company actively seeks to develop and manage high-end, turnkey cannabis retail stores in addition to cannabis products. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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